UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2005

BindView Development Corporation

(Exact name of registrant as specified in charter)

Texas	000-24677	76-0306721
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5151 San Felipe, 25th Floor
Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 561-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Security Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On March 29, 2005, our Board elected Steven M. Kahan as senior vice president of worldwide marketing and Christopher M. Smith as new vice president of field marketing; approved compensation packages for each of them; and approved offering to enter into our standard executive employment agreement, change-of-control agreement, indemnification agreement, and stock-option agreement with each of them.

      For Mr. Kahan, the Board approved an annual base salary of $ 215,000; an annual bonus potential at target of $ 161,250; one year of severance upon termination without cause or resignation for good reason (as defined in the executive employment agreement); and a stock option grant of 175,000 shares at fair market value on the date of the grant at an exercise price of fair market value on the grant date.

      For Mr. Smith, the Board approved an annual base salary of $ 170,000; an annual bonus potential at target of $ 85,000; six months of severance; and a stock option grant of 105,000 shares at an exercise price of fair market value on the grant date.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BindView Development Corporation
Dated: April 4, 2005	By:	/s/ EDWARD L. PIERCE
Edward L. Pierce,
Executive Vice President and Chief Financial Officer